Exhibit 23.01
Consent of Jones Simkins, P.C.
Independent Accountants

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 17, 2005, relating to the consolidated financial statements and internal control over financial reporting of Utah Medical Products, Inc. included in the Annual Report on Form 10-K/A for the year ended December 31, 2004.

/s/ Jones Simkins, P.C.

JONES SIMKINS, P.C.
Logan, Utah
August 25, 2005